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                                                                                                                 EXHIBIT 11

                                        AMERICAN BUILDINGS COMPANY AND SUBSIDIARIES

                                             COMPUTATION OF EARNINGS PER SHARE

                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        FOR THE YEARS ENDED
                                                                                           DECEMBER 31,
                                                                   -------------------------------------------------------------

                                                                             1997                 1996                  1995
                                                                            --------             --------              ------
Net income                                                                 $ 15,851             $ 12,447               $17,590
                                                                           ========             ========               =======

Weighted Average Shares Outstanding - Basic                                   5,291                5,699                 6,231

  Add - Dilutive effect of outstanding options (as determined

  by the application of the treasury stock method)                              358                  341                   323
                                                                           --------             --------               -------

Weighted Average Shares Outstanding - Diluted                                 5,649                6,040                 6,554
                                                                            =======              =======               =======

Earnings per share:

  Basic                                                                    $   3.00              $  2.18               $  2.82
                                                                           ========              =======               =======

  Diluted                                                                  $   2.81              $  2.06               $  2.68
                                                                           ========              =======               =======
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